SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 4, 2002

Applied Graphics Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-16431	13-3864004

(Commission File Number)	(I.R.S. Employer Identification No.)

450 West 33rd Street New York, NY	10001

(Address of Principal Executive offices)	(Zip Code)

(212) 716-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Item 5.   Other Events.

     Applied Graphics Technologies, Inc., a Delaware corporation (the “Company”), commenced a tender offer on July 4, 2002 (the “Tender Offer”) for the purchase of all of the Company’s outstanding 10% Subordinated Notes due 2005 (the “Notes”) at a purchase price of $3,000,000 for all of the Notes (the “Purchase Price”). There are £18,574,000 aggregate principal amount of Notes outstanding (or $28,312,000 based on the exchange rate on June 28, 2002).

     Concurrent with the Tender Offer, the Company has called a meeting of the holders of the Notes for the purpose of acting on a proposal to amend certain terms of the Deed of Covenant governing the terms of the Notes. The amendment to the Deed of Covenant would allow the Company to redeem the Notes at any time at the Purchase Price. By tendering its Notes, each holder would thereby consent to the proposed amendment. If the proposed amendment is approved by the requisite vote of the holders of the Notes, the Company will redeem all of the outstanding Notes simultaneously with or promptly following the closing of the Tender Offer. There can be no assurances as to whether the Tender Offer will be successful or as to whether the requisite vote will be obtained for the amendment.

Item 7(c).   Exhibits.

     99.1   Tender Offer and Notice of Noteholders’ Meeting dated July 4, 2002.

Item 9.   Regulation FD Disclosure.

     Pursuant to the requirements of Rule 101(a)(1) of Regulation FD, furnished herewith as Exhibit 99.1 is the Company’s Tender Offer and Notice of Noteholders’ Meeting dated July 4, 2002, which was first mailed to holders of the Notes on such date.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GRAPHICS TECHNOLOGIES, INC

	By:	/s/ KENNETH G. TOROSIAN

Name: Kenneth G. Torosian
Title: Senior Vice President and Chief Financial Officer

Date: July 4, 2002.

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EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Tender Offer and Notice of Noteholders' Meeting dated July 4, 2002.

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